FIRST AMENDMENT TO LEASE

AGREEMENT (this "Agreement") made as of the 1st day of September, 2004 by and between REP A10 LLC, a Delaware limited liability company having its principal office at 225 Broadhollow Road, Melville, New York 11747 (hereinafter called "Landlord"), and
Scientific Industries, Inc., a Delaware corporation having an office at 70 Orville Drive, Bohemia, New York 11788 (hereinafter called
"Tenant").

                               RECITALS

WHEREAS, AIP Associates, predecessor-in-interest to Landlord and Tenant entered into an Agreement of Lease dated as of October __, 1989 (the "Lease") for the lease of 25,000 square feet of space (the "Demised Premises" or "Premises") in the building located at 70 Orville Drive,
Bohemia, New York (the "Building");

    WHEREAS, Tenant, by written notice to Landlord dated as of December 16, 1998, exercised its option pursuant to Article 38 of the Lease, to extend the term of the Lease to and including December 31, 2004; and

    WHEREAS, Landlord and Tenant desire to amend the Lease to, among other things, extend the term of the Lease to and including January 31, 2010 (the "Extended Expiration Date").

    NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which being hereby acknowledged, the parties agree as follows:

                              ARTICLE I
                             Definitions

    1.1 The recitals are specifically incorporated into the body of this Agreement and shall be binding upon the parties hereto.

    1.2 Unless expressly set forth to the contrary and except as modified by this Agreement, all capitalized or defined terms shall have the meanings ascribed to them in the Lease.

                              ARTICLE II
                         Lease Modifications

Effective as of the date hereof, the Lease is and shall be modified and amended as follows:

    2.1 Term. Article 1 of the Lease is hereby modified and amended to provide that the termof the Lease is extended to and including the Extended Expiration Date, unless sooner terminated pursuant to any of the provisions of the Lease. All references made in the Lease to the "Expiration Date" or otherwise to the date upon which the term of the Lease expires shall mean and refer to the Extended Expiration Date.

    2.2 Rent. Article 3 of the Lease is hereby modified and amended as follows:

     2.2.1 From the date hereof to and including December 31, 2004, Rent shall be payable in accordance with the provisions of Article 38 of the Lease.

     2.2.2 From January 1, 2005 to and including the Extended
Expiration Date, Rent shall be payable as follows:

    From January 1, 2005 to and including December 31, 2005, the
Rent shall be $168,750.00, payable in equal monthly installments of $14,062.50.

    From January 1, 2006 to and including December 31, 2006, the
Rent shall be $175,500.00, payable in equal monthly installments of $14,625.00.

    From January 1, 2007 to and including December 31, 2007, the
Rent shall be $182,520.00, payable in equal monthly installments of $15,210.00.

    From January 1, 2008 to and including December 31, 2008, the
Rent shall be $189,820.80, payable in equal monthly installments of $15,818.40.

    From January 1, 2009 to and including December 31, 2009, the
Rent shall be $197,413.68, payable in equal monthly installments of $16,451.14.

    From January 1, 2010 to and including January 31, 2010, the Rent shall be payable in one (1) monthly installment of $17,109.18.

    2.2.3     Notwithstanding the rent schedule contained in Section
2.2.2 above, provided Tenant has not defaulted under any of its obligations hereunder, Tenant shall be relieved of its obligation to pay the monthly installment of Rent due with respect to the month of January, 2005.

    2.3 Taxes. Article 5(B) of the Lease is hereby modified and amended by deleting "1989/90" and inserting "2003/2004" in its place.

    2.4 Tenant's Alterations. Article 9 of the Lease is hereby modified and amended by inserting the following at the end thereof:


    With respect to any and all alterations, installations, additions and improvements (each, an "Alteration") permitted by Landlord to be performed by or on behalf of Tenant in the Demised Premises, Tenant will deliver to Landlord certificates evidencing Worker's Compensation Insurance and Contractor's General Liability Insurance in the amount reasonably satisfactory to Landlord (but in
no event less than   the amounts set forth in paragraph 59 herein)
prior to the commencement of such work. Landlord shall have the right to elect to cause Tenant to remove any Alterations and/or improvements installed by Tenant at the end of the term. If Landlord elects to have Tenant remove same, Tenant shall do so and repair, at its own cost and expense, any damage to the Demised Premises caused by said removal.
    All Alterations (other than those performed by Landlord or its construction affiliate) made to the Demised Premises shall be subject to Landlord's construction inspection fee of (a) 10% of the cost thereof up to a maximum of $100,000.00, and (b) 5% of the portion of the cost thereof exceeding $100,000.00. In receiving such fee, Landlord assumes no responsibility for the quality or manner in which such work is performed. Tenant shall not, without the express
written consent of Landlord, enter     upon the roof or attach or
install anything thereon or make any Alterations thereto, other than as reasonably necessary to perform repairs and maintenance with respect to roof-top heating, ventilating and air conditioning equipment.

    2.5 Insurance. Article 12 of the Lease is hereby modified and amended by deleting Article 12(c) and inserting the following in lieu thereof:

    Tenant shall reimburse Landlord, as additional rent, within ten
(10) days of Landlord's invoice, for Tenant's Pro Rata Share (as defined in Article 36 of this lease) of all premiums for fire insurance upon the Demised Premises, including extended coverage, rental value, vandalism and malicious mischief, as well as environmental and liability insurance which is maintained during the Term of this lease by Landlord. Notwithstanding the foregoing, from the date hereof through and including the January 31, 2010, Tenant's burden for reimbursing Landlord for the cost of maintaining environmental insurance on the Demised Premises and Real Property shall not exceed $1,250 per year.

    2.6      Assignment/Subletting. Article 17 of the Lease is
hereby modified and amended by:

     2.6.1 inserting the following as a new Article 17(E):

    (E) Landlord agrees that it shall not unreasonably withhold its consent to a subletting or assignment in accordance with the terms of this Article 17. In determining reasonableness, there shall be taken into account the character and reputation of the proposed subtenant or assignee, the specific nature of the proposed subtenant's or assignee's business and whether same is in keeping with other tenancies in the building; the financial standing of the proposed subtenant or assignee; and the impact of all of the foregoing upon the Building and the other tenants of Landlord therein.
    Landlord shall not be deemed to have unreasonably withheld its consent if it refuses to consent to a subletting or assignment to an existing tenant in any building which is owned by Landlord or its affiliate or to a proposed subtenant or assignee with whom Landlord is negotiating a lease or if at the time of Tenant's request, Tenant is in default, beyond applicable grace and notice periods provided herein for the cure thereof, of any of the terms, covenants and conditions of this lease to be performed by Tenant, or, if Landlord's lender's consent to such transaction is required and same is not granted. Landlord hereby recognizes that Symbol Technologies is currently occupying a portion of the Demised Premises as a subtenant and consents thereto.

     2.6.3 inserting the following as a new Article 17(F):

    (F) Without affecting any of its other obligations under this lease, except with respect to any permitted assignment or subletting under Article 17(C) hereof, Tenant will pay Landlord as additional rent one half of any sums or other economic consideration, which (i) are due and payable to Tenant as a result of any permitted assignment or subletting whether or not referred to as rentals under the assignment or sublease (after deducting therefrom the reasonable costs and expenses incurred by Tenant in connection with the assignment or subletting in question provided such costs were approved by Landlord when it approved the assignment or sublease); and (ii) exceed in total the sums which Tenant is obligated to pay Landlord under this lease (prorated to reflect obligations allocable to that portion of the Demised premises subject to such assignment or sublease), it being the express intention of the parties that Landlord and Tenant shall share any profit by reason of such sublease or assignment. The failure or inability of the assignee or subtenant to pay rent pursuant to the assignment or sublease will not relieve Tenant from its obligations to Landlord under this Paragraph 62(j). Tenant will not amend the assignment or sublease in such a way as to reduce or delay payment of amounts which are provided in the assignment or sublease approved by Landlord. Notwithstanding the foregoing, the provisions of this
    Article 17(F) shall not apply with respect to the existing sublease with Symbol Technologies.

     2.6.4 inserting the following as a new Article 17(G):

    In the event Tenant shall request Landlord's consent to a proposed assignment of this lease or proposed sublease of all or a portion of the Demised Premises, Tenant shall pay or reimburse to Landlord, as additional rent, the reasonable attorney fees incurred by Landlord in processing such request.

    2.7 Renewal Option. Article 38 of the Lease is hereby deleted in its entirety and the following is hereby inserted in lieu thereof:

    38. Renewal Option. Tenant shall have the right, to be exercised as hereinafter provided, to extend the term of this lease for one period of five (5) years (the "Renewal Term") upon the following terms and conditions: (a) That at the time of the exercise of such right and at the commencement of the Renewal Term, Tenant shall not be in default under this lease,
    (b) That Tenant shall notify Landlord in writing that Tenant intends to exercise this option no earlier than the date that is eighteen (18) months prior to the Expiration Date and no later than the date that is twelve (12) months prior to the Expiration Date, (c) That at the time of the exercise of such right and at the commencement of the Renewal Term, Tenant shall not have assigned this lease, (d) That the Renewal Term shall be upon the same terms, covenants and conditions as in this lease provided, except that (i) there shall be no further option to extend this lease beyond the one (1) Renewal Term referred to above; (ii) the Premises shall be delivered in its then "as is" condition; and (iii) the Rent to be paid by Tenant during the Renewal Term shall be as follows:

    During the first year of the Renewal Term, the Rent shall equal the Fair Market Annual Minimum Rent (as hereinafter defined), but in no event less than $205,310.16. Said sum shall be payable in equal monthly installments.

    During each of the second through fifth years of the Renewal
    Term, the Rent shall be increased by four (4%) percent per annum over the Rent payable for the prior year. Said sums shall be payable in equal monthly installments.

    "Fair Market Annual Minimum Rent" shall mean the rate Landlord generally receives for new leases for comparable space in the Building as of the date which is six (6) months prior the Expiration Date. Fair Market Annual Minimum Rent shall not mean "net effective rent to Landlord". In determining fair market annual minimum rent, no adjustment shall be made in consideration of and Tenant shall not be entitled to a credit for Tenant improvements, brokerage commissions, rent concessions and other concessions which Landlord may typically offer to other tenants.

    Time shall be of the essence with respect to all of Tenant's obligations under this Paragraph 38. This Renewal Option is personal to Scientific Industries, Inc., and is non-transferable by operation of law or otherwise.

    2.8 Landlord Alterations. Tenant hereby acknowledges that all work which was required to be performed by Landlord under the Lease has been performed. Tenant accepts the Demised Premises in its current "as is" condition and acknowledges that Landlord shall not be obligated to perform any work or make any installations or incur any expense in order to prepare the Demised Premises for Tenant's continued occupancy.

                             ARTICLE III
                                Broker

    3.1 Landlord and Tenant each represents to the other that this Agreement was not brought about by any broker and all negotiations with respect to this Agreement were conducted exclusively between Landlord and Tenant. Landlord and Tenant agree that if any claim is made for commissions by any broker through or on account of any acts of a party, such party will hold the other party free and harmless from any and all liabilities and expenses in connection therewith, including such other party's reasonable attorney's fees and disbursements.







                              ARTICLE IV
                             Ratification

    4.1 Tenant represents and warrants that the Lease is presently in full force and effect, that no event of default has occurred on the part of Landlord and that Tenant has no defense or right of offset in connection with Landlord's performance under the Lease to this date.

    4.2 The parties hereby ratify and confirm all of the terms, covenants and conditions of the Lease, except to the extent that those terms, covenants and conditions are amended, modified or varied by this Agreement. If there is a conflict between the provisions of the Lease and the provisions of this Agreement, the provisions of this Agreement shall control.

    4.3 This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and/or assigns.

    IN WITNESS WHEREOF, the parties have executed this First
Amendment to Lease as of  the day and year first above written.

                     REP A10 LLC
                     By: Rechler Equity I LLC,
                      its managing member
                     By: Rechler Equity MM I LLC,
                      its managing member
                     By: Rechler Equity LLC,
                      its managing member


                     By:/s/Mitchell Rechler
             __________________________
                     Name:
                     Title:


                     SCIENTIFIC INDUSTRIES, INC.


                     By: /s/Helena R. Santos
             __________________________
                     Name:  Helena R. Santos
                     Title:          President/CEO